Exhibit 99.1

Investors:	Media:

LPS Investor Relations	Michelle Kersch
(904) 854-5086	(904) 854-5043
investor@lpsvcs.com	michelle.kersch@lpsvcs.com

Lender Processing Services, Inc. Reports Third Quarter 2011 Earnings

Adjusted EPS of 59 cents per diluted share in 3Q11

JACKSONVILLE, Fla. – October 25, 2011 – Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenues of $532.1 million for the third quarter of 2011, a decrease of 13.8% compared to the prior year quarter, and net earnings of $40.5 million, or 48 cents per diluted share, as compared to $78.7 million, or 85 cents per diluted share in the prior year quarter.

Adjusted net earnings for the third quarter of 2011 totaled $49.4 million, or 59 cents per diluted share, as compared to $82.2 million, or 89 cents per diluted share in the third quarter of 2010. Adjusted net earnings reflect the add-back for purchase price amortization, which totaled 3 cents per diluted share in the current year quarter and 4 cents per diluted share in the prior year quarter. Additionally, the current year quarter excludes a charge totaling 6 cents per diluted share relating to the write-off of certain debt issuance costs in connection with the Company’s recently completed debt refinancing, and a charge of 2 cents per diluted share relating to the loss on disposition of a non-core operation.

“Despite difficult market conditions and sustained challenges in the broader macro-economic environment, LPS, with its strong market presence and broad-based, technology-

driven solutions for the mortgage and real estate industries, remains well-positioned for the years ahead,” said Hugh Harris, president and chief executive officer of LPS.

“Sequentially, our Loan Facilitation business benefited from historically low interest rates, while our Mortgage Processing business had another positive quarter. Other TD&A continued to perform well as a result of market share gains, however, Default Services continued to be impacted by broader industry foreclosure delays,” added Tom Schilling, executive vice president and chief financial officer of LPS.

Operating income of $89.8 million in the current year quarter decreased from $145.1 million in the prior year period primarily due to lower year-over-year origination and default volumes as well as from higher corporate legal and compliance-related expenses.

On a year-to-date basis, cash provided by operating activities increased to $329.6 million from $291.7 million in the prior year period. Adjusted free cash flow (net cash provided by operating activities less certain non-recurring charges and additions to property, equipment and computer software) for the first nine months of 2011 was $259.6 million as compared to $207.6 million for the prior year period and was higher primarily due to contributions from changes in working capital.

Technology, Data and Analytics (TD&A)

Revenues for the TD&A segment increased to $193.7 million during the current year quarter from $187.9 million in the prior year period primarily due to higher professional service revenues in our Mortgage Processing division. Operating income of $62.6 million decreased from $68.2 million in the prior year period primarily due to lower income in our Desktop and Other Software and Services offerings, partially offset by higher contributions from Data & Analytics.

Loan Transaction Services (LTS)

Revenues for the LTS segment declined to $340.2 million during the current year quarter from $431.1 million in the prior year period. In spite of a 23.0% decline in total market originations as reported by the Mortgage Bankers Association, revenues in our Loan Facilitation Services group decreased on a year-over-year basis by just 14.7% to $141.1 million primarily due to lower industry volumes. Additionally, the continued slowdown in the initiation of foreclosure proceedings impacted our Default Services group where revenues decreased by 25.0% to $199.1 million in current year quarter. The decrease in revenue in our Default Services group was consistent with RealtyTrac’s report of a 27.4% decline in default notices as compared to the prior year quarter. Operating income for the LTS segment declined mainly due to lower contributions from Default Services, and to a lesser extent, from Loan Facilitation Services.

Corporate and Other

Net corporate expenses in the third quarter of 2011 increased to $34.0 million from $19.8 million in the prior year quarter primarily due to higher legal and compliance-related expenses.

The Company noted that it had completed the refinancing of its senior secured credit facilities during the third quarter. The available authorization under the Company’s share repurchase program remained unchanged at $95.1 million.

Outlook

“While the origination market did improve during the quarter, we remain concerned about broader macro-economic conditions and ongoing industry-specific pressures. However, LPS’ leading technology, strong customer relationships and deep industry knowledge ensure the Company is well-positioned for the future,” said Schilling. “Given the current environment, we expect fourth quarter 2011 revenue to be in the range of $510 million to $520 million, adjusted earnings to be in the range of 57-59 cents per diluted share and adjusted free cash flow to be in the range of $60 million to $70 million.”

Use of Non-GAAP Financial Information

U.S. Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBIT, as adjusted” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable), “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions), “adjusted net earnings per diluted share” (adjusted net earnings divided by diluted weighted average shares), and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

Conference Call and Webcast

LPS will host a conference call to discuss these results on Wednesday, October 26, 2011, at 8:00 a.m. ET. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section of the Company’s website at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through November 2, 2011, by dialing 888-203-1112 (access code: 9248950).

To access a printer-friendly version of this release and accompanying exhibits, go to LPS Investor Relations.

About Lender Processing Services

Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology, services and loan performance data and analytics to the mortgage, consumer lending, capital markets and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, servicing, workflow automation, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Almost half of all U.S. mortgages are serviced using LPS’ Mortgage Servicing Package (MSP). For more information about LPS, visit www.lpsvcs.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.

###

Exhibit A

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(In thousands, except per share data)
Processing and services revenues	$532,114	$617,002	$1,595,652	$1,789,029
Cost of revenues	370,288	408,955	1,098,364	1,177,953

Gross profit	161,826	208,047	497,288	611,076
Selling, general and administrative expenses	72,008	62,914	225,852	179,671

Operating income	89,818	145,133	271,436	431,405

Other income (expense):
Interest income	355	143	1,072	1,066
Interest expense	(22,959)	(17,186)	(50,888)	(54,793)
Other expense, net	(128)	101	(173)	275

Total other income (expense)	(22,732)	(16,942)	(49,989)	(53,452)

Earnings from continuing operations before income taxes	67,086	128,191	221,447	377,953
Provision for income taxes	25,157	49,032	83,043	144,564

Earnings from continuing operations	41,929	79,159	138,404	233,389
Discontinued operations, net of tax	(1,479)	(468)	(20,660)	(1,769)

Net earnings	$40,450	$78,691	$117,744	$231,620

Net earnings per share - diluted from continuing operations	$0.50	$0.86	$1.61	$2.48
Net loss per share - diluted from discontinued operations	(0.02)	(0.01)	(0.24)	(0.03)

Net earnings per share - diluted	$0.48	$0.85	$1.37	$2.45

Weighted average shares outstanding - diluted	84,415	92,682	86,108	94,658

Exhibit B

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2011	2010
	(In thousands)
Assets
Current assets:

Cash and cash equivalents	$83,960	$52,287
Trade receivables, net of allowance for doubtful accounts	353,972	419,647
Other receivables	2,203	4,910
Prepaid expenses and other current assets	36,722	38,328
Deferred income taxes	45,926	44,102

Total current assets	522,783	559,274

Property and equipment, net of accumulated depreciation	122,619	123,897
Computer software, net of accumulated amortization	231,022	217,573
Other intangible assets, net of accumulated amortization	45,447	58,269
Goodwill	1,150,631	1,159,539
Other non-current assets	176,797	133,291

Total assets	$2,249,299	$2,251,843

Liabilities and Stockholders’ Equity
Current liabilities:

Current portion of long-term debt	$29,308	$145,154
Trade accounts payable	39,307	51,610
Accrued salaries and benefits	54,167	55,230
Recording and transfer tax liabilities	12,520	10,879
Other accrued liabilities	149,142	145,203
Deferred revenues	57,326	57,651

Total current liabilities	341,770	465,727

Deferred revenues	34,132	36,893
Deferred income taxes, net	111,681	96,732
Long-term debt, net of current portion	1,232,178	1,104,247
Other non-current liabilities	24,636	22,030

Total liabilities	1,744,397	1,725,629

Stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at September 30, 2011 or December 31, 2010	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million shares issued at September 30, 2011 and December 31, 2010	10	10
Additional paid-in capital	238,691	216,896
Retained earnings	687,906	596,168
Accumulated other comprehensive loss	(1,366)	(283)
Treasury stock $0.0001 par value; 13.1 million and 8.6 million shares at September 30, 2011 and December 31, 2010, respectively	(420,339)	(286,577)

Total stockholders’ equity	504,902	526,214

Total liabilities and stockholders’ equity	$2,249,299	$2,251,843

Exhibit C

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net earnings	$117,744	$231,620

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	73,753	71,814
Amortization of debt issuance costs	8,901	3,506
Asset impairment charges	31,855	—
Loss on sale of discontinued operation	1,486	—
Deferred income taxes, net	11,985	16,604
Stock-based compensation cost	28,179	22,052
Income tax effect of equity compensation	588	205

Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	64,291	(17,224)
Other receivables	2,708	1,023
Prepaid expenses and other assets	(6,258)	(17,272)
Deferred revenues	(3,382)	(15,471)
Accounts payable, accrued liabilities and other liabilities	(2,249)	(5,140)

Net cash provided by operating activities	329,601	291,717

Cash flows from investing activities:
Additions to property and equipment	(25,970)	(32,601)
Additions to capitalized software	(55,501)	(51,505)
Purchases of investments, net of proceeds from sales	(14,918)	(10,856)
Acquisition of title plants and property records data	(15,686)	(1,840)
Acquisitions, net of cash acquired	(9,802)	(271)

Net cash used in investing activities	(121,877)	(97,073)

Cash flows from financing activities:
Borrowings	960,000	—
Debt service payments	(942,915)	(3,825)
Exercise of stock options and restricted stock vesting	(2,680)	10,505
Income tax effect of equity compensation	(588)	(205)
Dividends paid	(26,006)	(28,160)
Debt issuance costs paid	(22,059)	—
Treasury stock repurchases	(136,878)	(167,991)
Bond repurchases	(4,925)	—
Payment of contingent consideration related to acquisitions	—	(2,978)

Net cash used in financing activities	(176,051)	(192,654)
Net increase in cash and cash equivalents	31,673	1,990
Cash and cash equivalents, beginning of period	52,287	70,528

Cash and cash equivalents, end of period	$83,960	$72,518

Supplemental disclosures of cash flow information:
Cash paid for interest	$48,672	$60,631

Cash paid for taxes	$49,181	$116,955

Exhibit D

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED

(In thousands)

		Nine months ended September 30,		Quarter ended							Year ended
		2011	2010	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2010
1.	Revenues - Continuing Operations

	Technology, Data and Analytics (TD&A):
	Mortgage Processing	$311,465	$302,352	$106,365	$102,766	$102,334	$100,341	$102,362	$102,356	$97,634	$402,693
	Other TD&A	266,690	230,749	87,383	88,108	91,199	93,701	85,517	73,572	71,660	324,450

	Total	578,155	533,101	193,748	190,874	193,533	194,042	187,879	175,928	169,294	727,143

	Loan Transaction Services:
	Loan Facilitation Services	391,745	452,575	141,090	113,352	137,303	188,332	165,490	140,471	146,614	640,907
	Default Services	630,531	809,289	199,072	210,338	221,121	251,327	265,572	275,046	268,671	1,060,616

	Total	1,022,276	1,261,864	340,162	323,690	358,424	439,659	431,062	415,517	415,285	1,701,523

	Corporate and Other	(4,779)	(5,936)	(1,796)	(1,513)	(1,470)	(1,893)	(1,939)	(1,644)	(2,353)	(7,829)

	Total Revenue	$1,595,652	$1,789,029	$532,114	$513,051	$550,487	$631,808	$617,002	$589,801	$582,226	$2,420,837

	Revenue Growth from Prior Year Period

	Technology, Data and Analytics:
	Mortgage Processing	3.0%	6.6%	3.9%	0.4%	4.8%	-3.7%	-0.6%	14.3%	7.1%	3.8%
	Other TD&A	15.6%	8.7%	2.2%	19.8%	27.3%	24.1%	16.9%	-2.1%	12.0%	12.8%

	Total	8.5%	7.5%	3.1%	8.5%	14.3%	8.0%	6.7%	6.8%	9.1%	7.6%

	Loan Transaction Services:
	Loan Facilitation Services	-13.4%	11.9%	-14.7%	-19.3%	-6.4%	31.8%	21.1%	-5.4%	23.0%	17.1%
	Default Services	-22.1%	-5.8%	-25.0%	-23.5%	-17.7%	-9.8%	-12.6%	-8.2%	5.2%	-6.7%

	Total	-19.0%	-0.1%	-21.1%	-22.1%	-13.7%	4.3%	-2.1%	-7.3%	10.9%	1.0%

	Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m

	Total Revenue	-10.8%	2.8%	-13.8%	-13.0%	-5.5%	5.6%	1.3%	-2.7%	10.9%	3.5%

2.	Depreciation and Amortization

	Depreciation and Amortization	$54,201	$46,285	$18,435	$18,134	$17,632	$18,108	$16,703	$15,209	$14,373	$64,393
	Purchase Price Amortization	12,865	17,463	4,015	4,022	4,828	5,483	5,427	5,601	6,435	22,946
	Other Amortization	5,098	5,545	1,749	1,686	1,663	1,680	1,658	1,962	1,925	7,225

	Total continuing operations	72,164	69,293	24,199	23,842	24,123	25,271	23,788	22,772	22,733	94,564
	Depreciation and Amortization - Discontinued Operations	1,589	2,521	119	725	745	1,676	732	868	921	4,197

	Total Depreciation and Amortization	$73,753	$71,814	$24,318	$24,567	$24,868	$26,947	$24,520	$23,640	$23,654	$98,761

3.	Stock Compensation Expense (1)

	Stock Compensation Expense, Excluding Acceleration Charges	$24,310	$22,052	$9,313	$8,238	$6,759	$8,228	$8,215	$7,280	$6,557	$30,280
	Stock Acceleration Expense	3,869	—	—	—	3,869	1,797	—	—	—	1,797

	Total Stock Compensation Expense	$28,179	$22,052	$9,313	$8,238	$10,628	$10,025	$8,215	$7,280	$6,557	$32,077

4.	Discontinued Operations (2)

	Revenue	$17,458	$28,486	$5,702	$6,045	$5,711	$7,012	$9,038	$9,280	$10,168	$35,498
	Cost of Sales	17,228	26,159	5,684	5,439	6,105	9,261	8,288	8,294	9,577	35,420
	Selling, General and Administrative Expenses	2,885	5,380	189	1,580	1,116	1,647	1,602	1,888	1,890	7,027
	Asset Impairment Charge (3)	29,923	—	—	29,923	—	—	—	—	—	—

	Operating Loss	(32,578)	(3,053)	(171)	(30,897)	(1,510)	(3,896)	(852)	(902)	(1,299)	(6,949)
	Total Other Income (Expense)	(2,087)	191	(2,195)	43	65	110	95	34	62	301

	Loss Before Income Taxes	(34,665)	(2,862)	(2,366)	(30,854)	(1,445)	(3,786)	(757)	(868)	(1,237)	(6,648)
	Benefit for Income Taxes	(14,005)	(1,093)	(887)	(12,569)	(549)	(1,431)	(289)	(331)	(473)	(2,524)

	Net Loss	$(20,660)	$(1,769)	$(1,479)	$(18,285)	$(896)	$(2,355)	$(468)	$(537)	$(764)	$(4,124)

	Discontinued Operations - Reconciliation

	Net Loss, as reported	$(20,660)	$(1,769)	$(1,479)	$(18,285)	$(896)	$(2,355)	$(468)	$(537)	$(764)	$(4,124)
	Adjustments:
	Loss on Disposition, net of tax (4)	1,486	—	1,486	—	—	—	—	—	—	—
	Asset Impairment Charge, net of tax (3)	17,763	—	—	17,763	—	—	—	—	—	—

	Net (Loss) Earnings, as adjusted	(1,411)	(1,769)	7	(522)	(896)	(2,355)	(468)	(537)	(764)	(4,124)
	Purchase Price Amortization, net of tax	253	524	(15)	133	135	619	175	175	175	1,143

	Adjusted Net Loss	$(1,158)	$(1,245)	$(8)	$(389)	$(761)	$(1,736)	$(293)	$(362)	$(589)	$(2,981)

	Adjusted Net Loss Per Diluted Share	$(0.01)	$(0.01)	$—	$—	$(0.01)	$(0.02)	$—	$—	$(0.01)	$(0.03)

	Diluted Weighted Average Shares	86,108	94,658	84,415	85,812	88,134	90,296	92,682	94,910	96,416	93,559

Notes:

(1)	As the Company does not allocate stock compensation expense to the individual business units, there is no related expense associated with the discontinued operations.
(2)	The business units included in discontinued operations have historically been reported as a component of Other TD&A in the Technology, Data and Analytics reporting segment.
(3)	Reflects asset impairment charges totaling $29.9 million ($17.8 million net of tax) relating to the write-down of net assets in certain businesses that have been reclassified as discontinued operations.
(4)	We recognized a $2.5 million charge ($1.5 million net of tax) related to the loss on disposal of certain operations previously included in our Real Estate Group within the Technology, Data and Analytics segment.

Exhibit E

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL INFORMATION - UNAUDITED

(In thousands, except per share data)

		Nine months ended September 30,		Quarter ended							Year ended
		2011	2010	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2010
1.	EBIT - Continuing Operations

	Consolidated
	Revenue	$1,595,652	$1,789,029	$532,114	$513,051	$550,487	$631,808	$617,002	$589,801	$582,226	$2,420,837
	Cost of Sales	1,098,364	1,177,953	370,288	363,571	364,505	428,702	408,955	382,553	386,445	1,606,655
	Selling, General and Administrative Expenses	225,852	179,671	72,008	73,333	80,511	70,652	62,914	57,927	58,830	250,323

	Operating Income	271,436	431,405	89,818	76,147	105,471	132,454	145,133	149,321	136,951	563,859

	Adjustments:
	Cash Related Restructuring Costs	23,446	—	—	7,943	15,503	2,472	—	—	—	2,472
	Stock Related Restructuring Costs	3,869	—	—	—	3,869	1,797	—	—	—	1,797
	Asset Impairment Charges	1,930	—	—	1,930	—	—	—	—	—	—
	Out-of-period Adjustment	—	—	—	—	—	9,800	—	—	—	9,800

	EBIT, as adjusted	$300,681	$431,405	$89,818	$86,020	$124,843	$146,523	$145,133	$149,321	$136,951	$577,928

	EBIT Margin, as adjusted	18.8%	24.1%	16.9%	16.8%	22.7%	23.2%	23.5%	25.3%	23.5%	23.9%

	Depreciation and Amortization	$72,164	$69,293	$24,199	$23,842	$24,123	$25,271	$23,788	$22,772	$22,733	$94,564

	Technology, Data and Analytics
	Revenue	$578,155	$533,101	$193,748	$190,874	$193,533	$194,042	$187,879	$175,928	$169,294	$727,143
	Cost of Sales	346,137	288,374	111,718	118,864	115,555	111,344	100,133	92,023	96,218	399,718
	Selling, General and Administrative Expenses	59,416	55,605	19,426	19,207	20,783	18,403	19,506	18,178	17,921	74,008

	Operating Income	172,602	189,122	62,604	52,803	57,195	64,295	68,240	65,727	55,155	253,417

	Adjustments:
	Cash Related Restructuring Costs (3)(4)	6,925	—	—	4,641	2,284	—	—	—	—	—
	Asset Impairment Charges (4)	1,368	—	—	1,368	—	—	—	—	—	—

	EBIT, as adjusted	$180,895	$189,122	$62,604	$58,812	$59,479	$64,295	$68,240	$65,727	$55,155	$253,417

	EBIT Margin, as adjusted	31.3%	35.5%	32.3%	30.8%	30.7%	33.1%	36.3%	37.4%	32.6%	34.9%

	Depreciation and Amortization	$52,711	$46,596	$17,902	$17,204	$17,605	$17,229	$15,800	$15,179	$15,617	$63,825

	Loan Transaction Services
	Revenue	$1,022,276	$1,261,864	$340,162	$323,690	$358,424	$439,659	$431,062	$415,517	$415,285	$1,701,523
	Cost of Sales	756,856	895,496	260,298	246,193	250,365	317,285	310,780	292,107	292,609	1,212,781
	Selling, General and Administrative Expenses	61,395	69,216	18,646	20,208	22,541	26,440	23,561	21,798	23,857	95,656

	Operating Income	204,025	297,152	61,218	57,289	85,518	95,934	96,721	101,612	98,819	393,086

	Adjustments:
	Cash Related Restructuring Costs (3)(4)	4,027	—	—	1,074	2,953	—	—	—	—	—
	Asset Impairment Charges (4)	562	—	—	562	—	—	—	—	—	—
	Out-of-period Adjustment (2)	—	—	—	—	—	9,800	—	—	—	9,800

	EBIT, as adjusted	$208,614	$297,152	$61,218	$58,925	$88,471	$105,734	$96,721	$101,612	$98,819	$402,886

	EBIT Margin, as adjusted	20.4%	23.5%	18.0%	18.2%	24.7%	24.0%	22.4%	24.5%	23.8%	23.7%

	Depreciation and Amortization	$14,158	$17,087	$4,633	$4,822	$4,703	$6,226	$6,152	$5,749	$5,186	$23,313

	Corporate and Other
	Revenue	$(4,779)	$(5,936)	$(1,796)	$(1,513)	$(1,470)	$(1,893)	$(1,939)	$(1,644)	$(2,353)	$(7,829)
	Cost of Sales	(4,629)	(5,917)	(1,728)	(1,486)	(1,415)	73	(1,958)	(1,577)	(2,382)	(5,844)
	Selling, General and Administrative Expenses	105,041	54,850	33,936	33,918	37,187	25,809	19,847	17,951	17,052	80,659

	Operating Income	(105,191)	(54,869)	(34,004)	(33,945)	(37,242)	(27,775)	(19,828)	(18,018)	(17,023)	(82,644)

	Adjustments:
	Cash Related Restructuring Costs (2)(3)(4)	12,494	—	—	2,228	10,266	2,472	—	—	—	2,472
	Stock Related Restructuring Costs (2)(3)	3,869	—	—	—	3,869	1,797	—	—	—	1,797

	EBIT, as adjusted	$(88,828)	$(54,869)	$(34,004)	$(31,717)	$(23,107)	$(23,506)	$(19,828)	$(18,018)	$(17,023)	$(78,375)

	Depreciation and Amortization	$5,295	$5,610	$1,664	$1,816	$1,815	$1,816	$1,836	$1,844	$1,930	$7,426

2.	Net Earnings - Reconciliation
	Net Earnings	$117,744	$231,620	$40,450	$21,365	$55,929	$70,724	$78,691	$80,413	$72,516	$302,344
	Adjustments:
	Cash Related Restructuring Costs, net of tax	14,601	—	—	4,989	9,612	1,533	—	—	—	1,533
	Stock Related Restructuring Costs, net of tax	2,399	—	—	—	2,399	1,114	—	—	—	1,114
	Asset Impairment Charges - continuing operations, net of tax	1,211	—	—	1,211	—	—	—	—	—	—
	Asset Impairment Charges - discontinued operations, net of tax	17,763	—	—	17,763	—	—	—	—	—	—
	Write-off of Debt Issuance Costs, net of tax (5)	4,978	—	4,978	—	—	—	—	—	—	—
	Loss on Disposal of Operation, net of tax (5)	1,486	—	1,486	—	—	—	—	—	—	—
	Out-of-period Adjustment, net of tax	—	—	—	—	—	6,076	—	—	—	6,076

	Net Earnings, as adjusted	160,182	231,620	46,914	45,328	67,940	79,447	78,691	80,413	72,516	311,067
	Purchase Price Amortization, net of tax (1)	8,297	11,307	2,495	2,674	3,128	4,059	3,526	3,633	4,148	15,366

	Adjusted Net Earnings	$168,479	$242,927	$49,409	$48,002	$71,068	$83,506	$82,217	$84,046	$76,664	$326,433

	Adjusted Net Earnings Per Diluted Share	$1.96	$2.58	$0.59	$0.56	$0.81	$0.92	$0.89	$0.89	$0.80	$3.50

	Diluted Weighted Average Shares	86,108	94,658	84,415	85,812	88,134	90,296	92,682	94,910	96,416	93,559

3.	Cash Flow - Reconciliation
	Cash Flows from Operating Activities:
	Net Earnings	$117,744	$231,620	$40,450	$21,365	$55,929	$70,724	$78,691	$80,413	$72,516	$302,344
	Adjustments:
	Cash Related Restructuring Costs, net of tax	11,479	—	2,107	5,220	4,152	1,533	—	—	—	1,533

	Net Earnings, as adjusted	129,223	231,620	42,557	26,585	60,081	72,257	78,691	80,413	72,516	303,877
	Adjustments to reconcile net earnings to net cash provided by operating activities:
	Non-cash adjustments	156,747	114,181	50,508	61,260	44,979	51,625	41,548	34,591	38,042	165,806
	Working capital adjustments	55,110	(54,084)	11,756	23,822	19,532	34,628	(35,191)	(17,375)	(1,518)	(19,456)

	Net cash provided by operating activities	341,080	291,717	104,821	111,667	124,592	158,510	85,048	97,629	109,040	450,227

	Capital expenditures included in investing
	activities	(81,471)	(84,106)	(28,243)	(29,907)	(23,321)	(24,150)	(26,940)	(29,122)	(28,044)	(108,256)

	Adjusted Net Free Cash Flow	$259,609	$207,611	$76,578	$81,760	$101,271	$134,360	$58,108	$68,507	$80,996	$341,971

Notes:

(1)	Purchase price amortization, net of tax represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.
(2)	During the three months ended December 31, 2010, we recorded an immaterial error correction within cost of revenues totaling $9.8 million related to fiscal years 2007 and 2008. Additionally, we recorded a $4.3 million charge ($2.5 million of compensation and $1.8 million of stock acceleration) related to the departure of our former chief financial officer.
(3)	During the three months ended March 31, 2011, we recorded a restructuring charge totaling $19.4 million related to the departure of our former co-chief operating officer ($6.1 million of compensation and $3.6 million of stock acceleration), and other cost reduction initiatives ($9.7 million).
(4)	During the three months ended June 30, 2011, we recorded an asset impairment charge totaling $31.9 million ($1.9 million in continuing operations and $29.9 million in discontinued operations) relating to the write-down of net assets in certain underperforming operations that management has decided to dispose of or wind-down. Additionally, we recorded a restructuring charge totaling $7.9 million related to various cost reduction initiatives.
(5)	During the three months ended September 30, 2011, we recorded a charge totaling $8.0 million ($5.0 million net of tax) related to the write-off of certain debt issuance costs in connection with the refinancing of our senior credit facilities. We also recognized a $2.5 million charge ($1.5 million net of tax) related to the loss on disposal of certain operations previously included in our Real Estate Group within the Technology, Data and Analytics segment.